EXHIBIT 4.9.1

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION BOOKLET

HYBRID DYNAMICS CORPORATION

Offering of $750,000 worth of Units consisting of
 Series B Convertible Preferred Stock and Warrants to purchase Common Stock

CONTENTS

Instructions for Subscription

Exhibit A:                               Wiring and Check Instructions

Exhibit B:                                Subscription Agreement

Exhibit C:                                Confidential Purchaser Questionnaire

Exhibit D:                                Form W-9

HYBRID DYNAMICS CORPORATION

SUBSCRIPTION BOOKLET

INSTRUCTIONS FOR SUBSCRIPTION FOR UNITS

Each subscriber for units (the “Units”) consisting of up to 2,000 Shares of Series B Convertible Preferred Stock $500 stated value and 200,000 Warrants of Hybrid Dynamics Corporation (the “Company”) must do the following:

1.	Complete, sign and deliver the Subscription Agreement included in this Subscription Booklet.

2.	Complete, sign and deliver the Confidential Purchaser Questionnaire included in this Subscription Booklet and the Form W-9

3.	Deliver payment in the amount of $50,000.00 per Unit in accordance with the wire transfer and check instructions attached hereto as Exhibit A.

4.	Delivery of the completed subscription documents described above and check (if applicable) should be delivered directly to the Company at the following address:

Hybrid Dynamics Corporation
52-66 Iowa Avenue
Paterson, NJ 07503

Attention: Mark S. Klein

THE COMPANY MAY ACCEPT OR REJECT SUBSCRIPTIONS IN THEIR SOLE DISCRETION.  THE OFFERING IS AVAILABLE ONLY TO “ACCREDITED INVESTORS” AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  In the event that a subscription offer is not accepted by the Company the subscription funds shall be returned to the subscriber, without interest thereon or deduction therefrom.

EXHIBIT A

Wire and Check Instructions

Wiring Instructions:

Bank Name:
ABA #:
Acct #:
Acct. Name:	Hybrid Dynamics Corporation

Checks:

Checks should be made out to “Hybrid Dynamics Corporation”

EXHIBIT B

SUBSCRIPTION AGREEMENT

HYBRID DYNAMICS CORPORATION

Please review, sign on page S-1, and return to:

Hybrid Dynamics Corporation
52-66 Iowa Avenue
Paterson, NJ 07503

Attention: Mark S. Klein
Phone: (973) 279-3261
Fax: (973) 279-3262

HYBRID DYNAMICS CORPORATION

SUBSCRIPTION AGREEMENT

The undersigned (hereinafter “Subscriber”) hereby confirms his/her/its subscription for the purchase of units (the “Units”) each consisting of 100 Shares of Series B Convertible Preferred Stock and Warrants for the purchase of 10,000 Shares of Common Stock of Hybrid Dynamics Corporation (the “Securities”), a Nevada corporation (the “Company”), on the terms described below, at a purchase price of $50,000.00 per unit (the “Purchase Price”);

Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Company’s Confidential Summary Memorandum, dated May 29, 2009 (as amended or supplemented, and together with all documents and filings attached thereto, the “Memorandum”).

In connection with this subscription, Subscriber and the Company agree as follows:

1.             Purchase and Sale of the Securities.

(a)           Under this Subscription Agreement (“the Subscription Agreement”), the Company hereby agrees to issue a maximum of twenty (20) Units (the “Units”) each Unit composed of (i) 100 shares its Series B Convertible Preferred Stock $500 stated value (“Unit Preferred Stock”), and (ii) Warrants for the purchase of 10,000 shares of its $0.00015 par value common stock (“Unit Common Stock”) at a strike price of $5.00 (“Unit Warrant”), at a purchase price of $50,000.00 per Unit (“Purchase Price”). Subscriber hereby agrees to purchase from the Company, a number of Units at a price equal to Purchase Price and for the aggregate subscription amount set forth on the signature page hereto.  The minimum investment is $50,000.00 per subscriber.  The Subscriber understands that this subscription is not binding upon the Company until the Company accepts it.  The Subscriber acknowledges and understands that acceptance of this subscription will be made only by a duly authorized representative of the Company executing and mailing or otherwise delivering to the Subscriber, at the Subscriber’s address set forth herein, a counterpart copy of the signature page to this Subscription Agreement indicating the Company’s acceptance of this Subscription.  The Company reserves the rights, in its sole discretion and for any reason whatsoever to accept or reject this subscription in whole or in part.  Following the acceptance of this Subscription Agreement by the Company and the receipt the Company shall issue and deliver to Subscriber certificates evidencing the appropriate number of Securities subscribed for against payment in U.S. Dollars of the Purchase Price.  If this subscription is rejected, the Company and Subscriber shall thereafter have no further rights or obligations to each other under or in connection with this Subscription Agreement.  If this subscription is not accepted by the Company on or before the last day of the Offering Period, this subscription shall be deemed rejected.

(b)           Subscriber has hereby delivered and paid concurrently herewith the aggregate Purchase Price set forth on the signature page hereto required to purchase the Shares subscribed for hereunder, which amount has been paid in U.S. Dollars by cash, wire transfer or check, subject to collection, to the order of “Hybrid Dynamics Corporation.”

(c)           Subscriber understands and acknowledges that this subscription is part of a private placement by the Company of up to $750,000.00 of gross proceeds (subject to an increase of an additional $250,000 of gross proceeds), which offering is being made on a “best efforts” basis.  Subscriber understands that payments hereunder shall, upon having been received and accepted by the Company will become immediately available to the Company.

2.             Representations and Warranties of Subscriber.  Subscriber represents and warrants to the Company as follows:

(a)           Subscriber is an “accredited investor” as defined by Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”), and Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Company and has the ability and capacity to protect Subscriber’s own interests.

(b)           Subscriber understands that the Unit, the Unit Preferred Stock, the Warrants and the underlying shares of common stock, par value $.00015 per share (the “Common Stock” and, with the Unit Preferred Stock and the Warrants, the “Securities”) will not be registered under the Act on the grounds that the issuance thereof is exempt from the registration requirements of the Act by Section 4(2) of the Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering and that, in the view of the United States Securities and Exchange Commission (the “Commission”), the statutory basis for the exception claimed would not be present if the representations and warranties of Subscriber contained in this Subscription Agreement or the Confidential Purchase Questionnaire are untrue or, notwithstanding Subscriber’s representations and warranties, Subscriber currently has in mind acquiring the Securities for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

(c)           Subscriber is purchasing the Securities subscribed for hereby for investment purposes for their own account and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Securities in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.  Subscriber understands that the Company is publicly held, and that there is a limited trading market for its securities.

(d)           Subscriber acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available.  Subscriber is aware of the provisions of Rule 144 promulgated under the Act, which permits limited resale of securities purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions.

(e)           Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from, the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber.  In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.  Subscriber has received and reviewed the Memorandum, and all the information that Subscriber desires.  Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review all information that Subscriber desires with respect to the Company’s business, management, financial affairs and prospects.  In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph.  Subscriber understands that no person has been authorized to give any information or to make any representations which were not contained in the Memorandum and Subscriber has not relied on any other representations or information.

(f)           Subscriber has all requisite legal and other power, authority and capacity to execute and deliver this Subscription Agreement and to carry out and perform Subscriber’s obligations under the terms of this Subscription Agreement.  This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(g)           Subscriber has carefully considered and has discussed with the Subscriber’s legal, tax, accounting and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for the Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for the Subscriber.  Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents.  Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(h)           This Subscription Agreement and the Confidential Purchase Questionnaire accompanying this Subscription Agreement do not contain any untrue statement of a material fact or omit any material fact concerning Subscriber. Subscriber has a net worth and annual gross income as stated in the Purchaser Questionnaire, and all of the answers and statements in the Purchaser Questionnaire are true and correct.

(i)           There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

(j)           The execution, delivery and performance of and compliance with this Subscription Agreement will not result in any material violation of, or conflict with, or constitute a material default under, any of Subscriber’s articles of incorporation or bylaws, if applicable, or any agreement to which Subscriber is a party or by which Subscriber is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Securities.

(k)           Subscriber acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of Subscriber’s investment. Subscriber has adequate means of providing for current needs and personal contingencies and has no need for liquidity in an investment in the Securities.  Subscriber’s overall financial commitment to investments that are not readily marketable is not disproportionate to Subscriber’s net worth, and Subscriber’s investment in the Securities will not cause an overall commitment to become excessive. Subscriber has no reason to anticipate any change in Subscriber’s personal circumstances, financial or otherwise, which may cause Subscriber to attempt to resell or transfer the Securities.

(l)           Subscriber acknowledges that he/she/it has carefully reviewed and considered the risk factors discussed in the “Risk Factors” section of the Memorandum prior to making an investment decision.

(m)          Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.

(n)           Subscriber is aware that the Securities are and will be, when issued, “restricted securities” as that term is defined in Rule 144 promulgated under the Act.

(o)           Subscriber understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefore shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM

REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

(p)           In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefore, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.

(q)           Because of the restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company’s intention to do so.  Any sales, transfers, or any other dispositions of the Securities by Subscriber, if any, will be in compliance with the Act and all applicable rules and regulations promulgated thereunder.

(r)           Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision. Subscriber has read the Memorandum (including the business and risk factors sections and financial statements provided herein) and understands and has evaluated the risks and the terms of the offering made hereby.

(s)           Subscriber represents that:  (i) Subscriber is able to bear the economic risks of an investment in the Securities and to afford the complete loss of the investment, and (ii) (A) Subscriber could be reasonably assumed to have the capacity to protect his/her/its own interests in connection with this subscription; or (B) Subscriber has a pre-existing personal or business relationship with either the Company or any affiliate thereof or of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

(t)           Subscriber further represents that the address set forth below is Subscriber’s principal residence (or, if Subscriber is a company, partnership or other entity, the address of its principal place of business); that Subscriber is purchasing the Securities for Subscriber’s own account and not, in whole or in part, for the account of any other person; Subscriber is purchasing the Securities for investment and not with a view to resale or distribution; and that Subscriber has not formed any entity for the purpose of purchasing the Securities.

(u)           Subscriber understands that the Company shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber’s funds).  This Subscription Agreement is not binding upon the Company until accepted in writing by an authorized officer of the Company.  In the event that the subscription is rejected, then Subscriber’s subscription funds (to the extent of such rejection) will be returned promptly in full without interest thereon or deduction therefrom.

(v)           Reserved.

(w)           Subscriber represents that Subscriber is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement by the Company.

(x)           Subscriber has carefully read this Subscription Agreement and the Memorandum, and Subscriber has accurately completed the Confidential Purchaser Questionnaire which accompanies this Subscription Agreement.

(y)           No representations or warranties have been made to Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities the Subscriber is not relying upon any representations other than those contained in the Memorandum or in this Subscription Agreement.

(z)           To the best of Subscriber’s knowledge, that except as has otherwise been disclosed to Company in writing, no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

(aa)         Subscriber has: (i) not distributed or reproduced the Memorandum, in whole or in part, at any time, without the prior written consent of the Company, (ii) kept confidential the existence of the Memorandum and the information contained therein or otherwise made available in connection with any further investigation of the Company and (iii) refrained and shall refrain from trading in any publicly-traded securities of the Company or any other relevant company for so long as such recipient has been in possession of the material non-public information contained in the Memorandum.

(bb)         If Subscriber is a corporation, partnership, limited liability company, trust or other entity, the person executing this Subscription Agreement hereby represents and warrants that the above representations and warranties shall be deemed to have been made on behalf of such entity and the Subscriber has made such representations and warranties after due inquiry to determine the truthfulness of such representations and warranties.

(cc)          If the Subscriber is a corporation, partnership, limited liability company, trust or other entity: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Subscription Agreement and purchase the Securities, as provided herein; (ii) the purchase of the Securities will not result in any violation of, or conflict with, any term or provision of the charter, bylaws or other organizational documents of Subscriber or any other instrument or agreement to which the Subscriber is a party or is subject; (iii) the execution and delivery of this Subscription Agreement and Subscriber’s purchase of the Securities has been duly authorized by all necessary action on behalf of the Subscriber and constitute a legal, valid and binding agreement of Subscriber.

3.             Representations and Warranties of the Company.  The Company represents and warrants to Subscriber as follows:

(a)           The Company is duly organized and validly exists as a corporation in good standing under the laws of the State of Delaware.

(b)           The Company has all such corporate power and authority to enter into, deliver and perform this Subscription Agreement.

(c)           All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Securities to be sold by the Company pursuant to this Subscription Agreement.  This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, whether such enforcement is considered in a proceeding in equity or in law.

(d)           The authorized capital stock of the Company consists of 99,000,000 shares of the Common Stock, of which ______________ shares is issued and outstanding as of May 29, 2009, and 1,000,000 shares of preferred stock, $0.00015 par value, of which 660,000 shares have been designated Series A Convertible 8% Preferred Stock and 2,000 have been designated Series B Convertible Preferred Stock, and of which 60,000 shares of Series A Preferred Stock and no shares of Series B Preferred stock are issued and outstanding as of the date hereof, and the designations, powers, preferences, rights, qualifications, limitations, and restrictions in respect of each class and series of authorized capital stock of the Company, as set forth in the Company’s articles of incorporation, as amended (the “Articles of Incorporation”) and the Certificate, will be valid, binding and enforceable, and in accordance with all applicable laws. Except as disclosed in the Memorandum, (i) there is no commitment by or obligation of the Company to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive Company securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash, or other assets, (ii) the Company is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iii) there are no voting trusts or similar agreements, stockholders’ agreements, pledge agreements, transfer restrictions, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of the Company. Except as set forth in the Memorandum, no person holds of record or, to the best of the Company’s knowledge, beneficially, 5% or more of the outstanding shares of the capital stock of the Company. All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws. The capital stock of the Company conforms in all material respects to the description thereof contained in the Memorandum. Except as disclosed in the Memorandum, the Offering or sale of the Shares as contemplated in the Transaction Documents will not give rise to any rights for or relating to the registration of any shares of Common Stock other than the registration rights of the holders of the Shares and pursuant to the Warrants.

(e)           Neither the Memorandum nor the Subscription Documents contain any untrue statement of a material fact, and will not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(f)           Other than as set forth in the Memorandum, neither the Company nor any Subsidiary is in: (i) violation of its certificate or articles of incorporation, by-laws or other organizational documents, (ii) default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clause (ii) above) for any Lien disclosed in the Memorandum and the exhibits thereto and except, in the cases of (ii) and (iii), where such defaults or violations do not, individually or in the aggregate, have a Material Adverse Effect.

(g)           The Company has never declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock other than as set forth in the Memorandum.

(h)           Except as disclosed in the Memorandum, since December 31, 2008, there has been no material adverse change (or any development involving a prospective material adverse change), whether or not arising from transactions in the ordinary course of business, in or affecting: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and each Subsidiary, taken as a whole; (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (iii) the Placement or consummation of any of the other transactions contemplated by the Memorandum and hereby.  Since the date of the latest balance sheet presented in or attached to the Memorandum, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are materially adverse to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Memorandum and the exhibits thereto or incurred in the ordinary course of business.

(j)           The financial statements, including the notes thereto, and the supporting schedules included in the Memorandum present fairly, in all material respects and as of the dates indicated

and for the periods specified the financial position and the cash flows and results of operations of the Company and the Subsidiaries.  The supporting schedules, if any, included in the Memorandum present fairly the information required to be stated therein.  The other financial and statistical information included in the Memorandum present fairly the information included therein in all material respects.

(j)           No consent, approval, authorization or order of any court or governmental or regulatory agency or body or any individual or entity is required on the part of the Company or any Subsidiary for the lawful consummation of the transactions contemplated hereby and thereby, except for such consents and approvals with respect to the offer and sale of the Securities.

(k)           Each of the Company and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all applicable judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as disclosed in the Memorandum, except where the failure to have any such Consent would not have a Material Adverse Effect.  Each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received written notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.

(l)           The Company and each Subsidiary: (i) owns or possesses all rights to use, option and/or license, as the case may be, all patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Memorandum and (ii) does not believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others, which conflict would have a Material Adverse Effect.  To the best of the Company’s knowledge, all Intellectual Property developed by and belonging to the Company or any Subsidiary (including, without limitation, that which is developed by consultants to the Company or any Subsidiary) which has not been patented has been kept confidential so as, among other things, all such information may be deemed proprietary to the Company.  To the Company’s knowledge, there is no infringement by third parties of any Intellectual Property.  There are no pending or, to the Company’s knowledge, threatened actions, suits, proceedings or claims by others challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property, and there are no facts to the knowledge of the Company which would form a reasonable basis for any such claim.  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any Intellectual Property rights of others, in each case which would be reasonably likely to have a Material Adverse Effect, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

4.             Indemnification.  Subscriber agrees to indemnify and hold harmless the Company, the Selling Agent, and their respective officers, directors, employees, shareholders, agents representatives and affiliates, and any person acting for or on behalf of the Company or Selling Agent, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees and disbursements) which any of them may incur by reason of the failure by Subscriber to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein, or in any other document provided by Subscriber to the Company in connection with the subject matter hereof.  All representations, warranties and covenants of each of Subscriber and the Company contained herein shall survive the acceptance of this subscription and the Closings.

5.             Reserved.

6.             Miscellaneous.

(a)           Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber’s interest herein and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b)           Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors, and permitted assigns.

(c)           Subscriber has read and has accurately completed this entire Subscription Agreement.

(d)           This Subscription Agreement, together with the Memorandum and the Confidential Purchaser Questionnaire, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument executed by all parties.

(e)           Subscriber acknowledges that it has been advised to consult with Subscriber’s own attorney or accountant regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate.  Subscriber understands and agrees that Subscriber has not been represented in this transaction by counsel to the Company or the Selling Agent.

(f)           Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or

(b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Hybrid Dynamics Corporation
892 North 340 East
American Fork, UT 84003
Attn: Chief Executive Officer

If to the Subscriber, at:

His, her or its address set forth on the signature page to this Subscription Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(g)           Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Subscriber, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof.  No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(h)           This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts except with respect to the conflicts of law provisions thereof, and shall be binding upon the Subscriber, the Subscriber’s heirs, estate, legal representatives, successors and permitted assigns and shall inure to the benefit of the Company, its successors and assigns.

(i)           Any legal suit, action or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be instituted exclusively in the State of New Jersey, or in the United States District Court for the ______________.  The parties hereto hereby:  (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the _________________, and the United States District Court for the ______________ in any such suit, action or proceeding.  The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the ______________ k, or in the United States District Court for the ______________ and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

(j)           If any provision of this Subscription Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform to such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(k)           The parties understand and agree that money damages would not be a sufficient remedy for any breach of the Subscription Agreement by the Company or the Subscriber and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefore.  Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of the Subscription Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(l)           All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(m)         This Subscription Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Signature Page for Individuals:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$___________________________________	___________________________________
Purchase Price ($10,000.00 per unit)	Number of Units
____________________________________	___________________________________
Print or Type Name	Print or Type Name (Joint-owner)
____________________________________	___________________________________
Signature	Signature (Joint-owner)
___________________________________	__________________________________
Date	Date (Joint-owner)
____________________________________	___________________________________
Social Security Number	Social Security Number (Joint-owner)
___________________________________	____________________________________
___________________________________	____________________________________
Address	Address (Joint-owner)

_______ Joint Tenancy	______ Tenants in Common

_______ Tenancy by the Entirety

Wiring Instructions:

Bank Name:
ABA #:
Acct #:
Acct. Name:	Hybrid Dynamics Corporation

Partnerships, Corporations or Other Entities:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$ ______________________________                                                                                                                        ______________________________
   Total Purchase Price ($50,000.00 per unit)                                                                                                                                      Number of Units

____________________________________
Print or Type Name of Entity

_________________________________________________________________________________________________________________
Address

____________________________________                                                                                                ____________________________________
Taxpayer I.D. No. (if applicable)                                                                                                                            Date

By: ____________________________________                                                                                         ____________________________________
Signature:  Name:                                                                                                                                                     Print or Type Name and Indicate
    Title:                                                                                                                                                       Title or Position with Entity

____________________________________                                                                                                ____________________________________
Signature (other authorized signatory)                                                                                                                Print or Type Name and Indicate
                                                                   Title or Position with Entity

Wiring Instructions:

Bank Name:
ABA #:
Acct #:
Acct. Name:	Hybrid Dynamics Corporation

[Company Execution Page for Subscription Agreement]

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below.

HYBRID DYNAMICS CORPORATION

	By:	______________________________________________________
Name:
Title:

Date: __________________________, 2007